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                                                                 EXHIBIT 21
                       Subsidiaries of the Registrant
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
                                            Jurisdiction       Percentage of
Name                                      of Incorporation   Voting Securities
----                                      ----------------   -----------------
UNC Holdings, Inc.                            Delaware             100
UNC Tri-Industries, Inc.                      Delaware             100
UNC Airwork Corporation                       Delaware             100
UNC Accessory Overhaul Group, Inc.            Delaware             100
UNC ARDCO Incorporated                        Delaware             100
UNC CAMCO Incorporated                        Delaware             100
UNC Engine & Engine Parts, Incorporated       Delaware             100
UNC Texas CAMCO Incorporated                  Delaware             100
UNC Aviation Services, Inc.                   Delaware             100
UNC Artex, Inc.                               Delaware             100
UNC Johnson Technology, Inc.                  Delaware             100
UNC Metcalf Servicing, Inc.                   Delaware             100
UNC Lear Siegler, Inc.                        Delaware             100
UNC All Fab, Inc.                             Delaware             100

The subsidiaries omitted from the foregoing list do not, considered in the aggregate, constitute a significant subsidiary.